UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2013 (February 25, 2013)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 430, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matter to a Vote of Security Holders

On February 25, 2013, ARCA biopharma, Inc. (the “Company”) held a special meeting of its stockholders in order to approve a series of certificates of amendment to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, three and twenty would be combined into one share of common stock and to authorize the Board of Directors of the Company to select and file one such certificate of amendment and abandon the other certificates of amendment, or to abandon all such certificates of amendment as permitted under Section 242(c) of the Delaware General Corporation Law, to be determined by the Board of Directors within one year of approval.

The stockholders approved the series of certificates of amendment, described above, authorizing the Board of Directors of the Company to select and file one such certificate of amendment and abandon the other certificates of amendment, or to abandon all such certificates of amendment, to be determined by the Board of Directors within one year of approval. The tabulation of votes cast with respect this matter was as follows:

Approval of Reverse Stock Split.

For	Against	Abstentions	Broker Non-Votes
8,828,313	1,126,206	27,207	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2013

ARCA biopharma, Inc. (Registrant)

By:	/s/ Christopher D. Ozeroff
Name:	Christopher D. Ozeroff
Title:	Senior Vice President